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                                                                   EXHIBIT (12)

                  DAYTON HUDSON CORPORATION AND SUBSIDIARIES
            COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES AND
   RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS FOR THE
              SIX MONTHS ENDED AUGUST 1, 1998 AND AUGUST 2, 1997
                 AND FOR THE FIVE YEARS ENDED JANUARY 31, 1998

                            (Millions of Dollars)
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
                                                             Six Months Ended                      Fiscal Year Ended
                                                            -------------------   -----------------------------------------------
                                                            AUGUST 1,  August 2,  Jan. 31,   Feb. 1,    Feb 3,  Jan. 28,  Jan. 29,
                                                                1998       1997      1998      1997      1996      1995      1994
                                                            --------   --------   -------   -------   -------   -------   -------
RATIO OF EARNINGS TO FIXED CHARGES:

Earnings:
 Consolidated net earnings before extraordinary
  charge  ..............................................      $  332     $  267   $   802   $   474    $  311    $  434   $   375
 Income taxes...........................................         217        174       524       309       190       280       232
                                                              ------     ------   -------   -------   -------   -------   -------
   Total earnings before extraordinary charge...........         549        441     1,326       783       501       714       607
                                                              ------     ------   -------   -------   -------   -------   -------

Fixed charges:
 Interest expense.......................................         209        224       437       464       461       439       459
 Interest portion of rental expense.....................          30         29        59        59        59        56        45
                                                              ------     ------   -------   -------   -------   -------   -------
   Total fixed charges..................................         239        253       496       523       520       495       504
                                                              ------     ------   -------   -------   -------   -------   -------

Less:
 Capitalized interest...................................         (11)        (8)      (16)      (16)      (14)       (7)       (5)
                                                              ------     ------   -------   -------   -------   -------   -------
  Fixed charges in earnings.............................         228        245       480       507       506       488       499
                                                              ------     ------   -------   -------   -------   -------   -------
Earnings available for fixed charges....................      $  777     $  686   $ 1,806   $ 1,290   $ 1,007   $ 1,202   $ 1,106
                                                              ------     ------   -------   -------   -------   -------   -------
                                                              ------     ------   -------   -------   -------   -------   -------

Ratio of earnings before extraordinary charge
 to fixed charges.......................................        3.26       2.71      3.65      2.46      1.94      2.43      2.19
                                                              ------     ------   -------   -------   -------   -------   -------
                                                              ------     ------   -------   -------   -------   -------   -------

RATIO OF EARNINGS TO FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS:

Total fixed charges, as above...........................      $  239     $  253    $  495    $  523    $  520    $  495    $  504
Dividends on preferred stock
 (pre-tax basis)........................................          16         17        36        37        37        39        39
                                                              ------     ------   -------   -------   -------   -------   -------
   Total fixed charges and preferred
   stock dividends......................................         255        270       531       560       557       534       543
                                                              ------     ------   -------   -------   -------   -------   -------
Earnings available for fixed charges
 and preferred stock dividends..........................      $  777     $  686   $ 1,806   $ 1,290   $ 1,007   $ 1,202   $ 1,106
                                                              ------     ------   -------   -------   -------   -------   -------
                                                              ------     ------   -------   -------   -------   -------   -------

Ratio of earnings before extraordinary charge to
 fixed charges and  preferred stock dividends............       3.05       2.54      3.40      2.30      1.81      2.25      2.04
                                                              ------     ------   -------   -------   -------   -------   -------
                                                              ------     ------   -------   -------   -------   -------   -------
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